              EXHIBIT 23 -- CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated November 17, 1993, (except for the matter included in Note 5, as to which the date is March 5, 1994) covering the financial position of Titan Applications Group as of October 1, 1993, and the statements of operating income for the nine-month period ended October 1, 1993 and for the years ended December 31, 1992, 1991 and 1990.


                                                   /s/ Arthur Andersen & Co.

San Diego, California
June 21, 1994